KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                                  November 29, 2004





Conestoga Funds
259 N. Radnor-Chester Road
Radnor Court, Suite 120
Radnor, PA 19087

         Re:      Conestoga Funds
                  Post-Effective Amendment No. 2
                  File Nos. 333-90720; 811-21120
                  -------------------------------

Gentlemen:

         We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 2 to Conestoga Funds' Registration Statement on Form N-1A and to the incorporation by reference of our opinion dated September 30, 2002 as an exhibit to this Amendment.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP